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                                                                 Exhibit 10(ccc)

                                 MARKETING AGREEMENT


     WITNESSETH this Agreement entered into this 19th day of November, 1998, by and between Computerized Thermal Imaging, Inc., an Nevada corporation, whose address 6105 Macadam Ave., Portland, Oregon 97201, hereinafter referred to as "First Party", and T.S.E.T., Inc., a Nevada corporation, whose address is 1141
W. Redondo Beach Blvd., Ste. 200, Redondo Beach, California 90247, hereinafter referred to as "Second Party".

                                      WITNESSETH

     First Party is engaged in the manufacture for distribution to the medical community and to the medical profession, a diagnostic thermal imaging system, hereinafter referred to as "The System" and

     WHEREAS, Second Party has the marketing structure and the staff, to market on a global basis, the System of First Party.

     NOW, THEREFORE, for the considerations hereinafter set forth, the undersigned do hereby agree as follows:

1. First Party shall supply and deliver, FOB to the location of its use, any and all Systems that may at any time and from time to time be marketed and sold by Second Party.

2. First Party shall supply all technical assistance that may at any time and from time to time be required for the end purchaser to use and utilize the System.

3. First Party shall provide to Second Party at First Parties cost, all sales materials and marketing assistance to facilitate the placement and marketing of the System.

4. Second Party agrees to use its best efforts and its marketing resources and ability, in an regular and ongoing program, to actively market on a world wide basis, the System of First Party.

5. First Party shall pay to Second Party in cash or in the cash equivalent of First Parties common capital stock, as elected by Second Party, at time of placement of the System, an amount equal to 15% (fifteen percent) of the value of the System, presently $500,000.00.

6. Secured Party may market and sell the System anywhere in the world at prices as quoted from time to time by First Party based on the placement location of the System and the then market conditions.

7. This agreement shall be for a period of one year from the date hereof, but may, upon mutual agreement of the parities, be renewed for subsequent one (1) year periods or longer as agreed upon between the parties. This agreement may be terminated by mutual agreement at any time by the parties.



1 - Marketing Agreement

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8.   In the event litigation is commenced for interpretation or enforcement of this agreement, the prevailing parties shall be entitled to recover from the opposing party all costs and fees, including reasonable attorneys fees, as may be awarded by the court. For purposes of enforcement and interpretation of this agreement, venue shall be in the State of Oregon, in the Circuit Court of the County of Clackamas.

9. This is the entire agreement between the parties and there is none other, oral or written.

     IN WITNESS WHEREOF the undersigned with the consent of their respective boards of directors have hereunto set their hands on behalf of their respective corporations on the day and year first above written.

FIRST PARTY:                               SECOND PARTY:

Computerized Thermal Imaging, Inc.         T.S.E.T., Inc.


By:      /s/ David B. Johnston             By:    /s/ Frederick J. Siembeida
   -----------------------------------        ----------------------------------
   David B. Johnston, Chairman and CEO        Frederick J. Siembeida, President
                                              and CEO







2 - Marketing Agreement